Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No.1 to Registration Statement (No. 333-174085) on Form S-1 of Patient Safety Technologies, Inc. (the “Company”) of our report dated March 23, 2012, relating to our audits of the Company’s consolidated financial statements, appearing in this Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in the aforementioned Registration Statement.

Squar, Milner, Peterson, Miranda & Williamson, LLP

Newport Beach, California
May 8, 2012